As filed with the Securities and Exchange Commission on March 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1524224
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9725 NW 117th Avenue

Miami, FL 33178

(855) 226-6633

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Marlow Hernandez

Chief Executive Officer

Cano Health, Inc.

9725 NW 117th Avenue

Miami, FL 33178

(855) 226-6633

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Audrey S. Leigh, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800	David Armstrong, Esq. General Counsel Cano Health, Inc. 9725 NW 117th Avenue Miami, FL 33178 (855) 226-6633

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 15, 2023

PROSPECTUS

CANO HEALTH, INC.

9,899,973 Shares of Class A Common Stock

Offered by the Selling Stockholders

This prospectus relates to the proposed resale or other disposition by the selling stockholders identified in this prospectus of up to an aggregate of 9,899,973 shares of Class A common stock, par value $0.0001 per share, of Cano Health, Inc.

The registration of the shares of Class A common stock covered by this prospectus does not mean that the selling stockholders will offer or sell all or any of the shares. The shares of Class A common stock offered hereby by the selling stockholders, or their pledgees, donees, transferees or other successors in interest, may be sold from time to time directly or indirectly through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions. The shares of Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. If the shares of Class A common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions. The timing and amount of any sale is within the sole discretion of the selling stockholders, subject to certain restrictions. See the section entitled “Plan of Distribution” for more information.

We will not receive any proceeds from any sale of Class A common stock by the selling stockholders. We have agreed to bear the expenses in connection with the registration of the shares of Class A common stock to be offered by this prospectus by the selling stockholders other than any underwriting discounts and commissions or transfer taxes relating to the sale of Class A common stock, which will be borne by the selling stockholders.

Our Class A common stock and warrants are listed on the New York Stock Exchange, or the NYSE, under the symbols “CANO” and “CANO WS,” respectively. On March 14, 2023, the closing price for our Class A common stock, as reported on the NYSE, was $1.23 per share.

Investing in our Class A common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the shares of Class A common stock described in this prospectus in one or more offerings.

Neither we, nor the selling stockholders, have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Unless the context otherwise indicates, references in this prospectus to “Company,” “we,” “our” and “us” refer, collectively, to Cano Health, Inc., a Delaware corporation, and its consolidated subsidiaries; and the term “securities” refers to the shares of our Class A common stock offered by this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and/or incorporates by reference statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

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our history of net losses and our ability to achieve or maintain profitability in an environment of increasing expenses, such as (a) our belief that our contracted recurring revenue model offers us highly predictable revenue and rewards us for providing high-quality care, rather than driving a high volume of services; (b) our belief that in this capitated arrangement, our goals are well-aligned with payors and patients alike in that the more we improve health outcomes, the more profitable we will be over time; and (c) our belief that our selling, general and administrative expenses will decrease as a percentage of revenue over the long-term, although they may fluctuate as a percentage of revenue from period to period due to the timing and amount of these expenses;

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our financial and business performance, including our ability to execute our business plan, such as (a) our belief that we represent an attractive opportunity for payors to meaningfully improve their overall membership growth in a given market without assuming any financial downside; and (b) our belief that our affiliate model is an important growth avenue as it serves as a feeder into our acquisition pipeline, enabling us to evaluate and target affiliated practices for acquisition based on our operational experience with them;

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our business strategies, expansion plans, opportunities, future operations, financial position, liquidity, estimated revenues, reimbursement rates, forecasts, projected costs, prospects and plans; such as (a) our future plans to continue to supplement our organic growth with acquisitions that allow us to enter new markets and extend our services, while planning to significantly reduce our de novo investments in 2023; (b) our belief that our continued growth and success depend, in part, on our ability to protect our intellectual property and internally developed technology, including CanoPanorama; (c) our belief that by improving access to care in underserved communities, enhancing quality of care and promoting wellness results in superior clinical outcomes and high member satisfaction and that this combination of factors allows us to compete favorably in any market; (d) our vision to become a leader in primary care by improving the health, wellness and quality of life of the communities we serve, while reducing healthcare costs; (e) our belief that while we are one of the largest independent primary care platforms in the U.S., we still maintain significant growth runway; (f) our belief that our model is well-positioned to capitalize on the large and growing opportunity being driven by the marketplace’s shift to value-based care, demographic tailwinds in the market and the increased focus on improving health outcomes, care quality and the patient experience; (g) our belief that our ability to organically add new members is a key driver of our growth and that we have a large embedded growth opportunity within our existing medical center base; (h) our belief that in our medical centers that are approaching full capacity, we are able to augment our footprint by expanding our existing medical centers and opening de novo centers or acquiring centers that are more convenient for our members; and (i) our belief that maintaining, supporting and growing our relationships with Medicare and Medicaid health plans, including Humana, UnitedHealthcare and Elevance (or their respective affiliates), is critical to our long-term success and our belief that our alignment of interests and our highly effective care model will ensure continued success with our payor partners;

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changes in applicable laws, rules or regulations, including with respect to health plans and payors and our relationships with such plans and payors, and provisions that impact Medicare and Medicaid programs, such as unexpected changes in anticipated reimbursement rates;

•	our ability to realize expected results, including results with respect to patient membership, revenue and earnings;

•	the effect of our relatively limited operating history on investors’ ability to evaluate our current business and future prospects;

•	our ability to grow market share in existing markets or enter into new markets and success of acquisitions;

•	our ability to predict and control our medical claims expense ratio, such as due to unexpected increases in the costs of providing medical services to our members;

•	the impact on our business from changes in the payor mix of our patients and potential decreases in our reimbursement rates;

•	the impact on our business of reductions in Medicare reimbursement rates or changes in the rules governing the Medicare program;

•	our dependence on reimbursements by third-party payors and payments by individuals;

•	our assumption under most of our agreements with health plans of some or all of the risk that the cost of providing services will exceed our compensation;

•	the impact on our business of renegotiation, non-renewal or termination of capitation agreements with health plans;

•	the impact on our results from operations from Medicare’s risk adjustment payment system;

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the risk associated with estimating the amount of revenues and refund liabilities that we recognize under our risk agreements with health plans, as well as our estimates about our third-party medical costs (including incurred but not report medical service accruals), such as our expectation that our third-party medical costs will increase given the healthcare spending trends within the Medicare population;

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the risk that we may not be able to procure sufficient space on terms that are acceptable to us or that the costs of procuring and outfitting such space becomes uneconomical, such as due to the prevailing difficult conditions in the global supply chain environment;

•	our predictions about the need for our wellness centers, including the attractiveness of our services and offerings and member retention rates;

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competition in our industry, the advantages of our services, products and technology over competing services, products and technology existing in the market, and competitive factors including with respect to technological capabilities, cost and scalability;

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our ability to recognize the benefits of the Business Combination (as defined herein) and our other recent acquisitions, which may be affected by, among other things, competition and our ability to grow and manage growth profitability;

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our expectations regarding our sources and uses of cash and liquidity, such as (a) our ability to access new capital through sales of shares of our Class A common stock or other equity instruments issuances of debt, which if unsuccessful may harm our liquidity and/or negatively affect our ability to grow our business; (b) our expectation that that our existing cash, cash equivalents and restricted cash, along with our expected cash generation through operations and revolving line of credit will be sufficient to fund our operating and capital needs for at least the next 12 months from the date of issuance of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, which may be adversely impacted by, among other things, unexpected changes in our future capital requirements which depend on many factors, including our growth rate, medical expenses and/or our review of all aspects of our value-based care platform; (c) our expectation that our net cash used in investing activities will be less in 2023 due to a significant reduction in spending on de novo medical centers; (d) our expectation that our interest expense will increase by approximately $18.0 million in 2023 driven by the 2023 Term Loan; and (e) our expectation that we will be compliant with the quarterly financial covenant calculation under the credit agreement dated as of February 24, 2023 for all quarters in 2023;

•	our anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate for the foreseeable future;

•	our expected capital expenditures, cost of revenue and other future expenses, and the existing and planned sources of funds to satisfy our liquidity needs;

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our ability to predict changes to the Medicare Advantage, Medicare Global and Professional Direct Contracting Entity, or the DCE, and Medicare patients under Accountable Care Organizations, or the ACO, programs as it relates to benchmarks and shared savings;

•	our ability to maintain proper and effective internal controls;

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the outcome of any known and unknown litigation and regulatory proceedings, such as our (a) expectation that we have meritorious defenses to the allegations in the lawsuit captioned Alberto Gonzalez v. Cano Health, Inc. f/k/a Jaws Acquisition Corp., et al. Alberto Gonzalez v. Cano Health, Inc. f/k/a Jaws Acquisition Corp., et al. (No. 1:22-cv-20827) and our plans to vigorously defend against such action; and (b) our expectation that the resolution of various other asserted and unasserted potential claims encountered in the normal course of business will not have a material effect on our consolidated financial position, results of operations or cash flows; and

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Management’s estimates and judgments regarding our deferred tax assets, and that such assets may not be realized in future periods in amounts equal to their recorded amounts, which could results in adjustments to our valuation allowances and provision for income taxes, and our belief that it is not more-likely-than-not that all of our deferred tax assets will be realized and our belief that no tax uncertainties exist with respect to our having analyzed filing positions in the Federal, State, local and foreign jurisdictions where we are required to file income tax returns for all open tax years.

These forward-looking statements are based on information available to us at the time of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into the registration statement of which this prospectus is a part. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

THE COMPANY

Company Overview

We are a primary care-centric, technology-powered healthcare delivery and population health management platform designed with a focus on clinical excellence. Our mission is simple: to improve patient health by delivering superior primary care medical services while forging life-long bonds with our members. Our vision is clear: to become a leader in primary care by improving the health, wellness and quality of life of the communities we serve while using disciplined cost controls to reduce healthcare costs.

We are one of the largest independent primary care physician groups in the U.S. We utilize our technology-powered, value-based care delivery platform to provide care for our members. As of December 31, 2022, we employed approximately 400 providers (i.e., physicians, nurse practitioners, and physician assistants) across our 172 owned medical centers, and maintained affiliate relationships with approximately 1,500 physicians and approximately 800 clinical support employees focused on supporting physicians in enabling patient care and experience. We predominantly enter into capitated contracts with the nation’s largest health plans to provide holistic, comprehensive healthcare. In 2022, a significant portion of our revenues were from recurring capitated arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Performance Metrics” in our Annual Report on Form 10-K for the year ended December 31, 2022 for how we define our members and medical centers. We predominantly recognize recurring per member per month capitated revenue, which, in the case of health plans, is a pre-negotiated percentage of the premium that the health plan receives from the Centers for Medicare & Medicaid Services. We also provide practice management and administrative support services to independent physicians and group practices that we do not own through our managed services organization relationships, which we refer to as our affiliate providers. Our contracted recurring revenue model offers us highly predictable revenue and rewards us for providing high-quality care rather than driving a high volume of services. In this capitated arrangement, our goals are well-aligned with payors and patients alike—the more we improve health outcomes, the more profitable we will be over time. CanoPanorama, our proprietary population health management technology-powered platform, is a critical enabler of our efforts to deliver superior clinical care.

We provide access to high-quality care to primarily underserved and dual-eligible (i.e., eligible for both Medicare and Medicaid) populations, many of whom live in economically disadvantaged and minority communities, thereby contributing to the revitalization of these communities. We have rapidly expanded to become a well-recognized, multi-state provider that is primarily focused on Medicare-eligible beneficiaries where we can have the greatest positive impact on our members and for our payors.

Corporate Information

Our principal executive offices are located at 9725 NW 117th Avenue, Miami, FL 33178 and our telephone number is (855) 226-6633. Our website address is www.canohealth.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our Class A common stock and warrants are listed on the NYSE under the symbols “CANO” and “CANO WS,” respectively.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

THE OFFERING

Class A common stock offered by the selling stockholders	9,899,973 shares of Class A common stock

Use of proceeds	We will not receive any proceeds from the sale of the shares of Class A common stock covered by this prospectus.

NYSE symbol	CANO

Offering price	The selling stockholders will offer the shares of Class A common stock offered by this prospectus at the prevailing market prices or at privately negotiated prices.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

This prospectus relates to the potential resale by certain of our stockholders from time to time of some or all of 9,899,973 shares of our Class A common stock. The selling stockholders will receive all of the proceeds from any sale of such shares. We will not receive any proceeds from any sales of shares of our common stock by the selling stockholders.

We have agreed to bear the expenses in connection with the registration of the shares of Class A common stock to be offered by this prospectus by the selling stockholders other than any underwriting discounts and commissions or transfer taxes relating to the sale of Class A common stock, which will be borne by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Certificate of Incorporation, the By-laws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Certificate of Incorporation, the By-laws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

The Certificate of Incorporation authorizes the issuance of 7,010,000,000 shares of common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock, $0.0001 par value per share. The Company’s outstanding shares are duly authorized, validly issued, fully paid and non-assessable. As of March 13, 2023, there were 264,174,645 shares of Class A common stock and 264,003,919 shares of Class B common stock issued and outstanding. As of March 13, 2023, we had 0 shares of preferred stock issued and outstanding.

Class A Common Stock

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A common stock will vote together with holders of Class B common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law, or the DGCL.

Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company’s Board of Directors, or the Board, out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A common stock are entitled to share ratably in all net assets, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other rights. The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the preferred stock the Company may issue in the future.

Class B Common Stock

Voting rights. Each holder of Class B common stock is entitled to one vote for each share of Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote (whether voting separately as a class or together with one or more classes of the Company’s capital stock). Holders of shares of Class B common stock will vote together with holders of the Class A common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class B common stock, as such, will have no voting power pursuant to the Certificate of Incorporation with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Dividend rights. The holders of the Class B common stock will not participate in any dividends declared by the Board.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class B common stock are not entitled to receive any of the Company’s assets.

Other rights. The holders of shares of Class B common stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B common stock.

Issuance and retirement of Class B common stock. If any outstanding share of Class B common stock ceases to be held directly or indirectly by a holder of a common unit of Primary Care (ITC) Intermediate Holdings, LLC, or PCIH, such share will automatically be transferred to the Company and cancelled for no consideration. The Company will not issue additional shares of Class B common stock other than in connection with the valid issuance of common units of PCIH in accordance with the governing documents of PCIH.

Preferred Stock

The Certificate of Incorporation provides that shares of Company preferred stock may be issued from time to time in one or more series. The Board is authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of Company preferred stock. The Board is able to, without stockholder approval, issue Company preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Company’s common stock and could have anti-takeover effects. The ability of the Board to issue Company preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Dividends

The Company has not paid any cash dividends on the common stock to date and does not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. The Company’s ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.

Lock-Up Restrictions

Certain of our stockholders are subject to certain restrictions on transfer of our subsidiaries until the termination of applicable lock-up periods pursuant to lock-up agreements entered into in connection with our business combination with Jaws Acquisition Corp. on June 3, 2021, or the Business Combination, pursuant to the terms of the Business Combination Agreement, dated as of November 11, 2020 (as amended), by and among Jaws Acquisition Corp., Jaws Merger Sub, LLC, PCIH, and PCIH’s sole member, Primary Care (ITC) Holdings, LLC.

Listing of Securities

Our Class A common stock and public warrants are listed on the NYSE under the symbols “CANO” and “CANO WS,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock and the warrant agent for the warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law

Classified Board of Directors

The Certificate of Incorporation provides that the Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a 3-year term. As a result, with 9 directorships, approximately one-third of the Board will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board.

Authorized but Unissued Shares

The authorized but unissued shares of the Company’s common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the NYSE’s listing standards. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of the Company’s common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

The Certificate of Incorporation provides that any action required or permitted to be taken by stockholders at any annual or special meeting, may not be effected by written consent, and must be effected at an annual or special meetings of stockholders. As a result, a holder controlling a majority of the Company’s capital stock would not be able to amend the By-laws or remove directors without holding a meeting of stockholders called in accordance with the By-laws. This restriction does not apply to actions taken by the holders of any series of preferred stock of the Company to the extent expressly provided in the applicable preferred stock designation. Further, the Certificate of Incorporation provides that, subject to any special rights of the holders of the Company’s preferred stock, only a majority of the total number of authorized directors may call special meetings of stockholders, thus prohibiting a holder of the Company’s common stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of the Company’s capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The By-laws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to, or mailed and received at, the Company’s principal executive offices not less than on the 90th day, nor earlier than the close of business on the 120th day, prior to the one-year anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to the scheduled date of such annual meeting or, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Company. The Company’s By-laws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude the Company’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Amendment of Charter or By-laws

The By-laws may be amended or repealed by the Board or by the affirmative vote of the holders of at least two-thirds of the voting power of all of the shares of the Company’ s capital stock entitled to vote on such amendment or repeal, voting as one class. The affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of the Company’ s capital stock entitled to vote thereon as a class, and the affirmative vote of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, voting together as a single class, will be required to amend certain provisions of the Certificate of Incorporation.

Board Vacancies

Any vacancy on the Board may be filled solely by the affirmative vote of a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director, subject to any special rights of the holders of the Company’ s preferred stock. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which they were elected and until their successor is duly elected and qualified or until their earlier resignation, removal from office, death or incapacity. Except as otherwise provided by law, in the event of a vacancy in the Board, the remaining directors may exercise the powers of the full Board until the vacancy is filled.

Section 203 of the Delaware General Corporation Law

The Company is not governed by Section 203 of the DGCL.

Limitation on Liability and Indemnification of Directors and Officers

The Certificate of Incorporation provides that the Company’s directors and officers will be indemnified and advanced expenses by the Company to the fullest extent authorized or permitted by law as it now exists or may in the future be amended. In addition, the Certificate of Incorporation provides that the Company’s directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors to the fullest extent permitted by the DGCL.

The Certificate of Incorporation also permits the Company to purchase and maintain insurance on behalf of any officer, director or employee of the Company for any liability arising out of their status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors and/or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we shall indemnify each of our directors and such officers to the fullest extent permitted by law and the Certificate of Incorporation and the By-laws. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.

SELLING STOCKHOLDERS

This prospectus relates to the potential resale from time to time of some or all of 9,899,973 shares of our Class A common stock, 228,655 of which were issued to Belen Health, LLC pursuant to an asset purchase agreement, dated as of August 5, 2022 and amended as of November 2, 2022, by and among Cano Health, Inc., Cano Health, LLC, Belen Health, LLC and Enrique Zamora and 9,671,318 of which were issued to Your Partners in Health, LLC, Your Partners in Health I, LLC, Care Management Resources, LLC, Procare Medical Management, LLC and Total Health Medical Centers, LLC pursuant to an asset purchase agreement, dated as of December 9, 2022, by and among Cano Health, LLC, Cano Health, Inc., the sellers party thereto and Demarquette Kent. The information presented regarding the selling stockholders is based, in part, on information the selling stockholders provided to us specifically for use in this prospectus. The selling stockholders may sell all, some or none of its shares in this offering. See “Plan of Distribution.” We may supplement this prospectus from time to time in the future to update or change the selling stockholders list and the number of shares of Class A common stock that may be offered and sold by the selling stockholders. The registration for resale of the shares of Class A common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of Class A common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth in the table below.

Beneficial ownership for the purposes of the table below is determined in accordance with the SEC’s rules and regulations. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, the aggregate number of shares of Class A common stock beneficially owned, the aggregate number of shares of Class A common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of Class A common stock beneficially owned by the selling stockholders after the sale of the securities offered hereby. Because the selling stockholders are not obligated to sell the shares of Class A common stock, we cannot estimate the amount of the shares of Class A common stock that the selling stockholders will hold upon consummation of any such sales. For purposes of the following table, we have assumed the sale of all of the shares of Class A common stock that may be offered for sale pursuant to this prospectus. Percentage of beneficial ownership is based on 264,174,645 shares of Class A common stock and 264,003,919 shares of Class B common stock outstanding as of March 13, 2023. Pursuant to Rule 416 under the Securities Act, the prospectus also covers any additional shares of our Class A common stock that may become issuable in connection with shares of Class A common stock by reason of a stock dividend, stock split or other similar transaction effected without our receiving any cash or other value, which results in an increase in the number of shares of our Class A common stock outstanding.

	Number of Shares Beneficially Owned Before the Offering	Number of Shares that May Be Offered Hereby(7)	Shares Beneficially Owned After the Offering
Name and Address of Selling Stockholders			Number	Percentage
Belen Health, LLC(1)	6,170,000	228,655	5,941,345	1.12%
Your Partners in Health, LLC(2)	174,964	174,964	—	—
Your Partners in Health I, LLC(3)	174,964	174,964	—	—
Care Management Resources, LLC(4)	2,360,913	2,360,913	—	—
Procare Medical Management, LLC(5)	2,360,913	2,360,913	—	—
Total Health Medical Centers, LLC(6)	4,599,564	4,599,564	—	—

(1)	The address of Belen Health, LLC is 13117 NW 107 Ave Suite E-1 Hialeah Gardens, FL 33018.
(2)	The address of Your Partners in Health, LLC is 10190 Collins Ave #102, Bal Harbour, FL 33154.
(3)	The address of Your Partners in Health I, LLC is 10190 Collins Ave #102, Bal Harbour, FL 33154.
(4)	The address of Care Management Resources, LLC is 10190 Collins Ave #102, Bal Harbour, FL 33154.
(5)	The address of Procare Medical Management, LLC is 10190 Collins Ave #102, Bal Harbour, FL 33154.
(6)	The address of Total Health Medical Centers, LLC is 10190 Collins Ave #102, Bal Harbour, FL 33154.
(7)	No other shares of Class A common stock, including, without limitation, shares of Class A common stock acquired in the open market are being offered under this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders may sell all or a portion of the shares of Class A common stock held by them and offered hereby from time to time, in one or more transactions, directly or through one or more underwriters, broker-dealers or agents. As used in this prospectus, the term “selling stockholders” includes any donees, pledgees, transferees or other successors in interest of the selling stockholders after the date of this prospectus. If the shares of Class A common stock are sold through underwriters, broker-dealers, or agents, the selling stockholders will be responsible for underwriting discounts or commissions. The shares of Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, at negotiated prices or such other price as the selling stockholders determines from time to time. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the shares of Class A common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	directly to multiple purchasers or a single purchaser;

•	short sales made after the date the registration statement is declared effective by the SEC;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Class A common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of Class A common stock by other means not described in this prospectus. If the selling stockholders effects such transactions by selling shares of Class A common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Class A common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Class A common stock, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Class A common stock short and deliver shares of Class A common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Class A common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Class A common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock from time to time pursuant to this prospectus. The selling stockholders also may transfer and donate the shares of Class A common stock in other circumstances in which case the pledgees, transferees, donees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At a time a particular offering of shares of our Class A common stock is made, an additional prospectus supplement, if required, may be distributed that will set forth the number of shares of our Class A common stock being offered, the method of distribution and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter and any discount. In order to comply with the securities laws of some states, if applicable, the shares of our Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our Class A common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in market-making activities with respect to the shares of Class A common stock. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

To the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will not receive any proceeds from sales of any shares of Class A common stock by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the shares of Class A common stock offered hereby. We are registering the resale of shares of our Class A common stock to provide the selling stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus or at all.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the Class A common stock being offered by this prospectus has been passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.canohealth.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023;

•

Current Report on Form 8-K filed with the SEC on February 27, 2023 (excluding information furnished pursuant to Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

•

The description of our Class  A common stock and warrants contained in our registration statement on Form 8-A filed with the SEC on August 20, 2021, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.canohealth.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Cano Health, Inc.

9725 NW 117th Avenue

Miami, FL 33178

Attention: Investor Relations

(855) 226-6633

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$1,350
Legal fees and expenses	15,000
Accounting fees and expenses	35,000
Printing and miscellaneous expenses	15,000

Total	$66,350

ITEM 15.	Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law, or the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because they are or were a director, officer, employee or agent of the corporation, or are or were serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability, but in view of all of the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Certificate of Incorporation provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. In addition, our Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. We will advance all expenses incurred by or on behalf of any director in connection with any legal proceeding in which such director is involved by reason of such director’s corporate status, subject to limited exceptions. At our Board’s discretion, we will advance any or all expenses incurred by or on behalf of any officer or any non-officer employee in connection with any legal proceeding in which such person is involved by reason of their corporate status.

Our Certificate of Incorporation further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we shall indemnify each of our directors and such officers to the fullest extent permitted by law and our Certificate of Incorporation and our By-laws. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Index

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of Cano Health, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 9, 2021).

3.2	By-laws of Cano Health, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 9, 2021).

3.3	Second Amended And Restated Limited Liability Company Agreement of Primary Care (ITC) Intermediate Holdings, LLC, dated as of June 3, 2021 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on June 9, 2021).

4.1	Indenture, dated as of September 30, 2021, by and among Cano Health, LLC, the guarantors party thereto and U.S. Bank, National Association, as trustee, relating to the 6.250% Senior Notes due 2028, including Form of Global Note (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 4, 2021).

4.2	Form of Global Note for 6.250% Senior Notes due 2028 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 4, 2021).

4.3	Warrant Agreement, dated May 18, 2020, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 of the of the Company’s Current Report on Form 8-K, filed with the SEC on May 19, 2020).

4.4	Warrant Agreement, dated February 24, 2023, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 of the of the Company’s Current Report on Form 8-K, filed with the SEC on February 27, 2023).

4.5	Form of Warrant (incorporated by reference to Exhibit 4.2 of the of the Company’s Current Report on Form 8-K, filed with the SEC on February 27, 2023).

Exhibit Number	Description

5.1**	Opinion of Goodwin Procter LLP.

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page).

107**	Filing Fee Table.

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 15, 2023.

CANO HEALTH, INC.

By:	/s/ Dr. Marlow Hernandez
Name:	Dr. Marlow Hernandez
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Marlow Hernandez and Brian D. Koppy, acting alone or together with another attorney-in-fact, as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in their name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dr. Marlow Hernandez Dr. Marlow Hernandez	Chief Executive Officer and President (Principal Executive Officer)	March 15, 2023

/s/ Brian D. Koppy Brian D. Koppy	Chief Financial Officer (Principal Financial Officer)	March 15, 2023

/s/ Mark Novell Mark Novell	Chief Accounting Officer (Principal Accounting Officer)	March 15, 2023

/s/ Elliot Cooperstone Elliot Cooperstone	Director	March 15, 2023

/s/ Lewis Gold Lewis Gold	Director	March 15, 2023

/s/ Jacqueline Guichelaar Jacqueline Guichelaar	Director	March 15, 2023

Signature	Title	Date

/s/ Angel Morales Angel Morales	Director	March 15, 2023

/s/ Alan Muney Alan Muney	Director	March 15, 2023

/s/ Kim M. Rivera Kim M. Rivera	Director	March 15, 2023

/s/ Solomon Trujillo Solomon Trujillo	Director	March 15, 2023